Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of QKL Stores Inc. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)  Amendment No.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in this Amendment No. 1 to the Company’s Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 11, 2013

/s/ Zhuangyi Wang
Zhuangyi Wang
Chief Executive Officer
(principal executive officer)

/s/ Tsz-Kit Chan
Tsz-Kit Chan
Chief Financial Officer
(principal financial officer and accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.